United States
Securities and Exchange Commission
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
Information Required In Proxy Statement
Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Lakeland Industries, Inc.

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Lakeland Industries, Inc.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Wednesday, June 17, 2020

To Our Stockholders:

WHAT: Our 2020 Annual Meeting of Stockholders
WHEN: Wednesday, June 17, 2020, at 10:00 a.m., CDT
WHERE: Virtual Only at https://www.issuerdirect.com/virtual-event/lake
PURPOSE: At this meeting you will be asked to:

1.
Elect two directors to serve for a term of three years or until their successors have been duly elected and qualified;
2.
Ratify the selection of Friedman LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2021;
3.
Approve, on an advisory basis, compensation of our named executive officers; and
4.
Transact any other business as may properly come before the Annual Meeting of Stockholders or any adjournments, postponements or rescheduling of the Annual Meeting of Stockholders.

Due to public health concerns resulting from the coronavirus (COVID-19), and the related protocols that federal, state, and local governments have implemented, after careful consideration, the Company has determined to hold a virtual Annual Meeting in order to facilitate stockholder attendance and participation by enabling stockholders to participate from any location and at no cost. You will be able to attend the meeting online, vote your shares electronically and submit questions during the meeting. Details regarding how to attend the Annual Meeting online are more fully described in the accompanying proxy statement

To participate in our Annual Meeting, including casting your vote during the meeting, access the meeting website at https://www.issuerdirect.com/virtual-event/lake and enter in your stockholder information provided on your ballot or proxy information previously sent to you.

Only stockholders of record at the close of business on May 1, 2020 will receive notice of, and be eligible to vote at, the Annual Meeting of Stockholders or any adjournment thereof. The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

 Your vote is important, regardless of the number of shares you own. Please carefully read the Proxy Statement and the voting instructions. Whether or not you plan to attend the Annual Meeting of Stockholders, you are respectfully requested by the Board of Directors to sign, date and return the enclosed proxy card promptly in the accompanying postage prepaid envelope if you received this Proxy Statement in the mail, or follow the instructions contained in the Notice of Internet Availability of Proxy Materials to vote on the Internet.

INTERNET AVAILABILITY OF PROXY MATERIALS

 Important Notice Regarding the Availability of Proxy Materials for the 2020 Annual Meeting of Stockholders to be held on Wednesday, June 17, 2020 at 10:00 a.m. Pursuant to Securities and Exchange Commission rules we have elected to utilize the “notice and access” option of providing proxy materials to our stockholders whereby we are delivering to all stockholders electronic copies of all of our proxy materials, including a proxy card, as well as providing access to our proxy materials on a publicly assessable website. Lakeland’s Notice of Annual Meeting, Proxy Statement and Annual Report to Stockholders for the fiscal year ended January 31, 2020 are available on the Internet at www.iproxydirect.com/lake.

This Notice and Proxy Statement are first being sent or given to stockholders of record on or about May 4, 2020.

Decatur, Alabama	By Order of the Board of Directors,

May 4, 2020	Charles D. Roberson Secretary

Lakeland Industries, Inc.

202 Pride Lane SW
   Decatur, AL 35603
 (256) 350-3873

PROXY STATEMENT

Annual Meeting of Stockholders to be Held on Wednesday, June 17, 2020

GENERAL INFORMATION
This proxy statement and accompanying proxy are being furnished in connection with the solicitation by the Board of Directors (the “Board”) of Lakeland Industries, Inc., a Delaware corporation (“Lakeland,” the “Company,” “we,” “our,” or “us”), of proxies to be used at the Annual Meeting of Stockholders of Lakeland to be held on Wednesday, June 17, 2020 (the “Annual Meeting”), and at any adjournment or postponement thereof. Lakeland will bear the costs of this solicitation. The mailing address of our principal executive offices is Lakeland Industries, Inc., 202 Pride Lane SW, Decatur, AL 35603. This proxy statement and accompanying proxy are first being sent or given to our stockholders on or about May 4, 2020.

How can I participate in the Annual Meeting?
This year’s Annual Meeting will be conducted solely as a virtual meeting. No physical meeting will be held. The Board established the close of business on May 1, 2020 as the record date for determining the stockholders of record entitled to notice of and to vote at the Annual Meeting. As of the record date, 7,972,423 shares of common stock were outstanding, which number excludes 24,768 shares of unvested restricted stock that have voting rights and that are held by members of the Board.

Each share of common stock entitles the record holder thereof to one vote on each matter brought before the Annual Meeting.

You can join the Annual Meeting by accessing the meeting at https://www.issuerdirect.com/virtual-event/lake and entering in your stockholder information provided to you on your Notice of Annual Meeting or on your proxy card if you received proxy materials by mail.

Please note that if you hold your shares through a broker, bank or other nominee, in order to join the virtual meeting as a stockholder and be able to vote and submit questions during the Annual Meeting, you will need to contact your broker, bank or other nominee to receive proof of your beneficial ownership and submit such proof, along with your name and email address, to proxy@issuerdirect.com no later than 5:00 p.m., local time, on May 29, 2020, which may be submitted via: (i) email to proxy@issuerdirect.com or (ii) mail to Shareholder Services, 1 Glenwood Avenue, Suite 1001, Raleigh, NC 27612.  You will receive a confirmation of your registration by email after we receive your registration materials. Alternatively, if you hold your shares through a broker, bank or other nominee, you may vote in advance of the Annual Meeting by contacting your holder of record.

Why is this year’s annual meeting being held in a virtual-only format?
Due to public health concerns resulting from the coronavirus (COVID-19), and the related protocols that federal, state, and local governments have implemented, after careful consideration, the Company has determined to hold a virtual Annual Meeting in order to facilitate stockholder attendance and participation by enabling stockholders to participate from any location and at no cost. You will be able to attend the meeting online, vote your shares electronically and submit questions during the meeting.

How can I ask questions?
You can submit questions in writing to the virtual meeting website during the annual meeting in the Q&A tab on the virtual platform. You must first join the meeting as described above in “How can I participate in the Annual Meeting?” No questions will be taken in any other manner the day of the meeting.

We intend to answer as many questions that pertain to Company matters, as time allows during the meeting. Questions that are substantially similar may be grouped and/or not answered to insure we are able to answer questions in this virtual format.

Voting Methods
If you are a registered stockholder on May 1, 2020, the record date, you may vote your shares by:

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Attending the virtual Annual Meeting and voting electronically during the meeting:
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Proxy, via the Internet;
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Proxy, via telephone;
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Proxy, via fax; or
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Completing and mailing a printed proxy card (if you receive proxy materials by mail).

Internet voting facilities will close promptly at the close of the polls at the virtual meeting. Telephone and fax voting facilities will close at 11:59 p.m., local time, on June 16, 2020. Stockholders who vote through the Internet, telephone or fax should be aware that they may incur costs such as access or usage charges from telephone companies or Internet service providers, and that these costs must be borne by the stockholders. Stockholders who vote by Internet, telephone or fax need not return a proxy card. All shares entitled to vote and represented by properly executed proxies received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies.

What if I have technical difficulties or trouble accessing the annual meeting webcast?
We encourage you to test your computer and internet browser prior to the meeting. If your experience technical difficulties, please call the technical support number that will be posted on the Annual Meeting log-in page.

How proxies work
The Board is asking for your proxy. Giving us your proxy means you authorized us to vote your shares at the Annual Meeting in the manner you direct. You may vote or withhold your vote in respect of each of our director nominees. You may also vote for or against each of the other proposals or abstain from voting.

All proxies will, unless a different choice is indicated, be voted “FOR” the election of the two nominees for director proposed by our Nominating and Governance Committee, “FOR” the ratification of Friedman LLP as our independent registered public accounting firm for fiscal year ending January 31, 2021, and “FOR” the resolution approving the compensation of our named executive officers.

You may receive more than one proxy or voting card depending on how you hold your shares. Shares registered in your name are covered by one card. If you hold shares through someone else, such as a stockbroker or bank, you may get material from them asking how you want to vote. Specifically, if your shares are held in the name of your stockbroker or bank you should request your stockbroker or bank to issue you a proxy covering your shares.

If any other matters come before the Annual Meeting or any postponement or adjournment, each proxy will be voted in the discretion of the individuals named as proxies on the card.

Revoking a proxy
You may revoke your proxy at any time before the vote is taken by submitting a new proxy with a later date, by voting via the Internet or by telephone at a later time, by voting at the meeting or by notifying Lakeland’s Secretary in writing at the address under “Questions” on page 26.

Quorum
In order to carry on the business of the Annual Meeting, we must have a quorum. The presence at the Annual Meeting by proxy of the holders of a majority of the shares eligible to vote constitutes a quorum. If a share of common stock is represented for any purpose at the Annual Meeting, it is deemed to be present for quorum purposes and for all other matters as well. Shares of common stock represented by a properly executed proxy will be treated as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining.

How votes are counted and how are brokers non-votes treated?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “for” votes, “against” votes, abstentions, and broker non-votes.

Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when a broker, bank or other nominee has not received voting instructions from the beneficial owner of shares held in “street name” and the broker, bank or other nominee does not have, or declines to exercise, discretionary authority to vote on a particular matter. Brokers, banks or other nominees have discretionary authority to vote shares in the absence of specific instructions on “routine” matters but will not be allowed to vote your shares without specific instructions with respect to certain “non-routine” matters. Under current Nasdaq Stock Market (“NASDAQ”) rules, the ratification of the selection of independent registered public accountants (Proposal No. 2) is considered routine and your broker, bank or other nominee will be able to vote on this proposal even if it does not receive instructions from you. However, they do not have discretionary authority to vote on the election of the directors (Proposal No. 1), or on the approval (on an advisory basis) of named executive officer compensation (Proposal No. 3), which are “non-routine” matters. We, therefore, encourage you to provide instructions to your broker, bank or other nominee regarding the voting of your shares.

What vote is required to approve each proposal?

Proposal No. 1, the election of two directors requires a plurality vote of the shares represented by proxy and entitled to vote at the Annual Meeting. Any shares not voted on the election of the two director nominees will have no effect on the outcome of the election.

Proposal No. 2, the ratification of the selection of Friedman LLP as our independent registered public accounting firm, requires the affirmative vote of the holders of a majority of the shares represented by proxy and entitled to vote at the Annual Meeting. If you “abstain” from voting with respect to this proposal, your vote will have the same effect as a vote “against” the proposal.

Proposal No. 3, the advisory vote on named executive officer compensation will be considered approved by the affirmative vote of a majority of the shares represented by proxy and entitled to vote on the matter. Although this vote is non-binding, the Board and the Compensation Committee of the Board, which is comprised of independent directors, expect to take into account the outcome of the vote when considering further executive compensation decisions.

How can I find out the results of the voting at the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. Final voting results will be published in the Company’s Current Report on Form 8-K, which the Company is required to file with the Securities and Exchange Commission (“SEC”) within four business days following the conclusion of our Annual Meeting.

Householding of proxy material.
Some banks, brokers and other nominee record holders may be participating in the practice of “householding,” which the SEC has approved. Under this procedure, you may only receive one copy of the Notice of Internet Availability of Proxy Materials and, if applicable, this Proxy Statement and our annual report, for multiple stockholders in your household. Upon written or oral request, we will deliver promptly another copy of the Notice of Internet Availability of Proxy Materials and, if applicable, this Proxy Statement and our annual report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, please contact our Secretary at Lakeland Industries, Inc., 202 Pride Lane SW, Decatur, AL 35603, by mail or at (256) 350-3873, by phone. If you want to receive separate copies of our proxy statements and annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder.

Has the Lakeland Board made a recommendation regarding the matters to be acted upon at the Annual Meeting?

The Lakeland Board recommends that you vote “FOR” the election of the two directors proposed by the Nominating and Governance Committee (Proposal No. 1), “FOR” the ratification of the selection of Friedman LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2021 (Proposal No. 2) and “FOR” on the approval (on an advisory basis) of named executive officer compensation (Proposal No. 3).

PROPOSAL NO. 1

ELECTION OF DIRECTORS

As permitted by Delaware law, the Board is divided into three classes, the classes being divided equally and each class having a term of three years. Each year the term of office of one class expires. A director elected to fill a vacancy, including a vacancy resulting from an increase in the number of directors constituting the Board, serves for the remaining term of the class in which the vacancy exists. The Board presently consists of six members, with two directors serving in Class I, two directors serving in Class II, and two directors serving in Class III.

The Board proposed that Christopher J. Ryan and A. John Kreft, whose terms expire at the Annual Meeting, each be elected as a director to serve for a term expiring at the 2023 annual meeting of stockholders and until their successors are duly elected and qualified or until such director’s earlier resignation or removal. Unless otherwise indicated, the enclosed proxy will be voted for the election of Messrs. Ryan and Kreft as nominees, to serve for the term set forth above.

Should either nominee become unable to serve for any reason, which is not anticipated, the Board may designate a substitute nominee, in which event the persons named in the enclosed proxy will vote for the election of such substitute nominee. Each person nominated by the Board for election has agreed to serve if elected. We have no reason to believe that any Board nominee will be unavailable or, if elected, will decline to serve.

Vote Required
Directors are elected by a plurality of the votes properly cast by proxy at the Annual Meeting. With respect to the election of directors, you may vote “for” or “withhold” authority to vote for the nominee listed below. Any shares not voted “for” the nominee (whether as a result of stockholder withholding or a broker non-vote) will not be counted in the nominee’s favor and will have no effect on the outcome of the election.

INCUMBENT DIRECTORS - CLASS I
Terms Expiring in 2020

Name	Age	Position	Director Since
Christopher J. Ryan	68	Executive Chairman	1986
A. John Kreft	69	Director	2004

Christopher J. Ryan has served as our Executive Chairman of the Board since February 1, 2020. Mr. Ryan was our Chief Executive Officer and President from November 2003 to January 31, 2020, Secretary from April 1991 to January 31, 2020, and a director since May 1986. Mr. Ryan was our Executive Vice President-Finance from May 1986 until becoming our President in November 2003. Mr. Ryan also worked as a Corporate Finance Partner at Furman Selz Mager Dietz & Birney, Senior Vice President-Corporate Finance at Laidlaw Adams & Peck, Inc., Managing-Corporate Finance Director of Brean Murray Foster Securities, Inc. and Senior Vice President-Corporate Finance of Rodman & Renshaw, respectively, between 1983 to 1991. Mr. Ryan served as a Director of Lessing, Inc., a privately held restaurant chain based in New York, from 1995 to 2008. Mr. Ryan received his BA from Stanford University, his MBA from Columbia Business School and his J.D. from Vanderbilt Law School. Mr. Ryan’s qualifications to serve on our board include his business and legal education as well as his lengthy experience as a director at our Company and at other companies.

A. John Kreft has served as a director since 2004, our Chairman of the Board from June 2016 to January 31, 2020 and lead independent director since February 1, 2020. Mr. Kreft has been President of Kreft Interests, a Houston based private investment firm, since 2001. Between 1998 and 2001, he was the Chief Executive Officer of Baker Kreft Securities, LLC, a NASD broker-dealer. From 1996 to 1998, Mr. Kreft was a co-founder and manager of TriCap Partners, a Houston based venture capital firm. From 1994 to 1996, he was employed as a director at Alex Brown and Sons. Mr. Kreft has also held senior positions at CS First Boston, including as a managing director from 1989 to 1994. Mr. Kreft received his MBA from the Wharton School of Business. Mr. Kreft’s qualifications to serve on our board include his extensive capital markets experience with debt and equity financings and bank facilities. In addition, his familiarity with acquisition due diligence and integration issues assists him in his directorship of our company.

INCUMBENT DIRECTORS - CLASS II
Terms Expiring in 2021

Name	Age	Position	Director Since
Jeffrey Schlarbaum	53	Director	2017
Charles D. Roberson	57	Chief Executive Officer, President, Secretary and Director	2019

Jeffrey Schlarbaum has served as a director since 2017. He has served as President and Chief Executive Officer of IEC Electronics Corp., a publicly traded electronic manufacturing company, since February 2015. From February 2013 to June 2013 and from June 2014 to February 2015, Mr. Schlarbaum pursued personal interests. From June 2013 to June 2014, Mr. Schlarbaum served as Chief Operations Officer for LaserMax, Inc., a manufacturer of laser gun sights for law enforcement and the shooting sports community. From October 2010 to February 2013, Mr. Schlarbaum served as President of IEC Electronics Corp. Prior to that, Mr. Schlarbaum served as Executive Vice President and President of Contract Manufacturing of IEC Electronics Corp. from October 2008 to October 2010, Executive Vice President from November 2006 to October 2008 and Vice President, Sales and Marketing from May 2004 to November 2006. Mr. Schlarbaum received a BBA in marketing from National University and an MBA from Pepperdine University. Mr. Schlarbaum’s qualification to serve on our Board include his business education and multiple prior executive positions at several companies.

Charles D. Roberson has served as a director, our Chief Executive Officer, President and Secretary since February 1, 2020. Mr. Roberson was our Chief Operating Officer from July 2018 to January 31, 2020. From 2009 to July 2018, he was our Senior Vice President, International Sales. Mr. Roberson joined our Company in 2004 as Technical Marketing Manager and later served as International Sales Manager. Prior to joining our Company, Mr. Roberson was employed by Precision Fabrics Group, Inc. as a Market Manager from 1995 to 2001 and as a Nonwovens Manufacturing Manager from 1991 to 1995. He began his career as a manufacturing manager for Burlington Industries, Inc. in its Menswear Division from 1985 to 1991.

NOMINEE DIRECTORS - CLASS III
Terms Expiring in 2022

Name	Age	Position	Director Since
Thomas J. McAteer	67	Director	2011
James M. Jenkins	55	Director	2015

Thomas J. McAteer has served as a director since 2011. Mr. McAteer has served as Executive Vice President of Management Development and Strategic Initiatives of Suffolk Transportation since March 2013 and Chairman of the Board of New World Medical Network, a private healthcare organization, since 2015. He also served as the Vice Chair of the Board and Chair of the Compensation and Personnel Committee for the Long Island Power Authority (“LIPA”) from December 2014 until January 2020. He served as the Senior Vice President and Regional Market Head for Aetna's Medicaid Division from March 2007 until March 2013. Prior to joining Aetna’s Medicaid Division, Mr. McAteer served as the President and CEO of Vytra Health Plans. In a thirteen-year career at Vytra, Mr. McAteer played an executive leadership role in growing Vytra from annual revenues of $70 million in 1993 to over $375 million in 2005. In 2001, Mr. McAteer facilitated the sale of Vytra to HIP Health Plans and, thereafter assumed the additional responsibilities of Executive Vice President for Brand Leadership, as well as joining the Executive Committee of the enterprise. Before joining Vytra, Mr. McAteer served as the Chief Deputy County Executive in Suffolk County, New York and prior to that as the Director of Human Resources for the Metropolitan Transportation Authority. Mr. McAteer's qualifications to serve on our Board include his business experience and multiple prior executive positions.

James M. Jenkins has served as a director since 2016. Mr. Jenkins is a partner at Harter Secrest & Emery LLP, a regional law firm located in New York State.  His practice is focused in the areas of corporate governance and general corporate law matters, including initial and secondary public offerings, private placements, mergers and acquisitions, and securities law compliance. Mr. Jenkins joined the firm in 1989 as an associate and was elected a partner effective January 1, 1997.  He is a Chambers rated attorney and has served as the Chair of the firm's Securities Practice Group since 2001 and as a member of the firm’s Management Committee from January 2007 to January 2013. Since 2018, he has been the Partner in Charge of the firm's New York City office. Mr. Jenkins holds a BA from Virginia Military Institute and a J.D. from West Virginia University College of Law. Mr. Jenkins previously served on our Board from 2012 to 2015 and was a member of our Audit and Corporate Governance Committees. Mr. Jenkins’s qualifications to serve on our Board include his corporate governance experience as well his current business-related experience.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE NOMINEES FOR DIRECTOR

CORPORATE GOVERNANCE

Lakeland operates within a comprehensive plan of corporate governance for the purpose of defining independence, assigning responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards.

Director Independence

The standards relied upon by the Board in affirmatively determining whether a director is “independent,” in compliance with NASDAQ and SEC rules, are comprised, in part, of those objective standards set forth in such rules. In addition to these objective standards and in compliance with NASDAQ and SEC rules, no director will be considered independent who has a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgement in carrying out the responsibilities of a director. The Board exercises appropriate discretion in identifying and evaluating any such relationship. The Board, in applying the above-referenced standards and after considering all of the relevant facts and circumstances, has affirmatively determined that the Company’s independent directors are: A. John Kreft, Thomas J. McAteer, James M. Jenkins, and Jeffrey Schlarbaum representing a majority of the members of the Board.

Lakeland’s independent directors meet in executive sessions when deemed necessary, but generally no less than twice a year.

Board and Committee Meetings and Attendance

The Board has three standing committees – the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee. Each committee operates under a written charter adopted by the Board and each charter is available without charge on our website at www.lakeland.com under the heading “Investor Relations-Financial Information & Policies” Hard copies may also be obtained, without charge, by writing to our Secretary at Lakeland Industries, Inc., 202 Pride Lane SW, Decatur, AL 35603.

During the fiscal year ended January 31, 2020, there were five (5) meetings of the Board; four (4) meetings of the Audit Committee; eight (8) meetings of the Compensation Committee; and three (3) meetings of the Nominating and Governance Committee. Each director attended at least 75% of the aggregate number of meetings of the Board, and the respective committees of which he is a member, during the period for which he was a director during fiscal year ended January 31, 2020.

Audit Committee
As of fiscal year ended January 31, 2020 and as of the record date, the members of our Audit Committee consisted of A. John Kreft (Chairman), James Jenkins and Jeffrey Schlarbaum. Each member of the Audit Committee has been determined by the Board, as reviewed on an annual basis, to meet the standards for independence required of audit committee members by the NASDAQ listing standards and applicable SEC rules. Our Board has determined that Mr. Kreft is an “audit committee financial expert” within the meaning of applicable SEC rules based upon, among other things, his MBA in finance from the Wharton School of Business, four and a half years’ experience with two “Big 4” accounting firms, eighteen years of investment banking, underwriting and advisory services experience with several brokerage firms such as Credit Suisse and Alex Brown and three years as Chief Executive Officer of a NASD broker dealer. Mr. Kreft has held five levels of security licenses at various times including General Securities Principal.

The formal report of our Audit Committee is included in this proxy statement. The Audit Committee’s responsibilities include, among other things:

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the oversight of the quality of our consolidated financial statements and our compliance with legal and regulatory requirements;
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the selection, evaluation and oversight of our independent registered public accountants, including conducting a review of their independence, determining their fees, overseeing their audit work, and reviewing and pre-approving any internal control-related services and permitted non-audit services that may be performed by them;
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the oversight of annual audit and quarterly reviews, including review of our consolidated financial statements, our critical accounting policies and any material related-party transactions and the application of accounting principles; and
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the oversight of financial reporting process and internal controls, including a review of the adequacy of our accounting and internal controls and procedures.

Compensation Committee

As of fiscal year ended January 31, 2020 and as of the record date, the members of our Compensation Committee consisted of Thomas McAteer (Chairman), A. John Kreft, and James Jenkins. All members of the Compensation Committee have been determined to meet the applicable NASDAQ and SEC standards for independence. Our Compensation Committee’s role includes setting and administering the policies governing the compensation of executive officers, including cash compensation and equity incentive programs, and reviewing and establishing the compensation of the Chief Executive Officer and other executive officers. Our Compensation Committee’s principal responsibilities, which have been authorized by the Board, are:

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approving the corporate goals and objectives applicable to the compensation for the Chief Executive Officer, evaluating at least annually the Chief Executive Officer’s performance in light of those goals and objects and determining and approving the Chief Executive Officer’s compensation level based on this evaluation;
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reviewing and approving other executive officers’ annual base salaries and annual incentive opportunities (after considering the recommendation of our Chief Executive Officer with respect to the form and amount of compensation for executive officers other than the Chief Executive Officer);
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evaluating the level and form of compensation for the Board of Directors and committee service by non-employee members of our Board and recommending changes when appropriate;
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advising the Board on our compensation and benefits matters, including making recommendations and decisions where authority has been granted regarding our equity-based compensation plans and benefit plans generally, including employee bonus and retirement plans and programs;
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approving the amount of and vesting of equity awards;
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evaluating the need for, and provisions of, any employment contracts/severance arrangements for the Chief Executive Officer and other executive officers; and
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reviewing and discussing with management our disclosure relating to executive compensation proposed by management to be included in our proxy statement and recommending that such disclosures be included in our proxy statement.

Our Compensation Committee does not delegate any of its responsibilities to other committees or persons. Participation by executive officers in the recommendation or determination of compensation for executive officers or directors is limited to (i) recommendations by our Chief Executive Officer to our Compensation Committee regarding the compensation of executive officers other than with respect to himself and (ii) our Chief Executive Officer’s participation in Board determinations of compensation for the non-employee directors.

Nominating and Governance Committee

As of the fiscal year ended January 31, 2020 and as of the record date, the members of our Nominating and Governance Committee consisted of James Jenkins (Chairman), A. John Kreft, and Thomas McAteer. All of the members of the Nominating and Governance Committee have been determined to meet the applicable NASDAQ and SEC standards for independence. The purpose of the Nominating and Governance Committee is to identify, screen and recommend to the Board qualified candidates to serve as directors, to develop and recommend to the Board a set of corporate governance principles applicable to Lakeland, and to oversee corporate governance and other organizational matters. The Nominating and Governance Committee’s responsibilities include, among other things:

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reviewing qualified candidates to serve as directors;
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aiding in attracting qualified candidates to serve on the Board;
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considering, reviewing and investigating (including with respect to potential conflicts of interest of prospective candidates) and either accepting or rejecting candidates suggested by our stockholders, directors, officers, employees and others;
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recommending to the Board nominees for new or vacant positions on the Board and providing profiles of the qualifications of the candidates;
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monitoring our overall corporate governance and corporate compliance program;
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reviewing and adopting policies governing the qualification and composition of the Board;
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reviewing and making recommendations to the Board regarding Board structure, including establishing criteria for committee membership, recommending processes for new Board member orientation, and reviewing and monitoring the performance of incumbent directors;
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recommending to the Board action with respect to implementing resignation, retention and retirement policies of the Board;
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reviewing the role and effectiveness of the Board, the respective Board committees and the directors in our corporate governance process; and
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reviewing and making recommendations to the Board regarding the nature and duties of Board committees, including evaluating the committee charters, recommending appointments to committees, and recommending the appropriate chairperson for the Board.

Director Nomination Procedures

The Nominating and Governance Committee will consider individuals recommended by stockholders for nomination as candidates for election to the Board at annual meetings of stockholders. Such suggested nominees will be considered in the context of the Nominating and Governance Committee’s determination regarding all issues relating to the composition of the Board, including the size of the Board, any criteria the Nominating and Governance Committee may develop for prospective Board candidates and the qualifications of candidates relative to any such criteria. The Nominating and Corporate Governance Committee may also take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. Any stockholder who wants to nominate a candidate for election to the Board must deliver timely notice to our Secretary at our principal executive offices. In order to be timely, the notice must be delivered:

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in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders, although if the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the notice must be received not less than 90 days nor more than 120 days prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such meeting, the 10th day following the date public disclosure of the annual meeting was made; and

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in the case of a special meeting, not less than 90 days nor more than 120 days prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such meeting, the 10th day following the date public disclosure of the special meeting was made.

The stockholder’s notice to the Secretary must set forth:

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as to each person whom the stockholder proposes to nominate for election as a director
o
the nominee’s name, age, business address and residence address;
o
the nominee’s principal occupation and employment;
o
the class and series and number of shares of each class and series of capital stock of Lakeland which are owned beneficially or of record by the nominee, and any other direct or indirect pecuniary or economic interest in any capital stock of Lakeland held by the nominee, including without limitation, any derivative instrument, swap (including total return swaps), option, warrant, short interest, hedge or profit sharing arrangement, and the length of time that such interest has been held by the nominee; and
o
any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder.
●
as to the stockholder giving the notice
o
the stockholder’s name and record address;
o
the class and series and number of shares of each class and series of capital stock of Lakeland which are owned beneficially or of record by the stockholder, and any other direct or indirect pecuniary or economic interest in any capital stock of Lakeland held by the stockholder, including without limitation, any derivative instrument, swap (including total return swaps), option, warrant, short interest, hedge or profit sharing arrangement, and the length of time that such interest has been held by the stockholder;
o
a description of any proxy, contract, arrangement, understanding, or relationship between the stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the stockholder;
o
a representation by the stockholder that the stockholder is a holder of record of stock of Lakeland entitled to vote at such meeting by proxy at the meeting to nominate the person or persons named in the stockholder’s notice; and
o
any other information relating to the stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

A stockholder providing notice of any nomination proposed to be made at an annual meeting or special meeting shall further be required, for such notice of nomination to be proper, to update and supplement the notice, if necessary, so that the information provided or required to be provided in the notice is true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Company not later than five business days after the record date for the meeting in the case of the update and supplement requirement to be made as of the record date, and not later than eight business days prior to the date for the meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof.

The notice delivered by a stockholder must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected. The stockholder must be a stockholder of record on the date on which the stockholder gives the notice described above and on the record date for the determination of stockholders entitled to vote at the meeting.

The Nominating and Governance Committee believes that the minimum qualifications for serving as a director are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of Lakeland and have an impeccable record and reputation for honesty and ethical conduct in both his or her professional and personal activities. In addition, the Nominating and Governance Committee examines a candidate’s specific experiences and skills, relevant industry background and knowledge, time availability in light of other commitments, potential conflicts of interest, interpersonal skills and compatibility with the Board, and independence from management and the Company. The Nominating and Governance Committee also seeks to have the Board represent a diversity of backgrounds and experience. The Nominating and Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Nominating and Governance Committee believes that the backgrounds and qualifications of the directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

The Nominating and Governance Committee identifies potential nominees through independent research and through consultation with current directors and executive officers and other professional colleagues. The Nominating and Governance Committee looks for persons meeting the criteria above and takes note of individuals who have had a change in circumstances that might make them available to serve on the Board, for example, retirement as a Chief Executive Officer or Chief Financial Officer of a company. The Nominating and Governance Committee also, from time to time, may engage firms that specialize in identifying director candidates. As described above, the Nominating and Governance Committee will also consider candidates recommended by stockholders.

Once a person has been identified by the Nominating and Governance Committee as a potential candidate, the committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating and Governance Committee determines that the candidate warrants further consideration by the committee, the Chairman or another member of the committee will contact the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Nominating and Governance Committee requests a resume and other information from the candidate, reviews the person’s accomplishments and qualifications, including in light of any other candidates that the committee might be considering. The Nominating and Governance Committee may also conduct one or more interviews with the candidate, either in person, telephonically or both. In certain instances, Nominating and Governance Committee members may conduct a background check, may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Nominating and Governance Committee’s evaluation process does not vary based on whether a candidate is recommended by a stockholder, although, as stated above, the committee may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

Interested Party Communications

The Board has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member (or all members) of the Board by mail. To communicate with the Board, any individual director or any group or committee of directors, correspondence should be addressed to the Board or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent our Secretary at Lakeland Industries, Inc., 202 Pride Lane SW, Decatur, AL 35603.

All communications received as set forth in the preceding paragraph will be opened by the office of our Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the Secretary’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope is addressed.

Director Attendance at Annual Stockholder Meetings

We expect that each of our directors attend our annual meetings of stockholders, as provided in our Corporate Governance Guidelines. All our directors attended the annual meeting of stockholders held on June 19, 2019.

Corporate Governance Guidelines and Practices
 We are committed to good corporate governance practices and as such we have adopted formal Corporate Governance Guidelines. A copy of the Corporate Governance Guidelines may be found on our website at www.lakeland.com under the heading “Investor Relations-Financial Information & Policies-Corporate Governance Guidelines.” Below are some highlights of our corporate governance guidelines and practices:

o
Board Independence.  We believe that the Board should be comprised of a majority of independent directors and that no more than two management executives may serve on the Board at the same time. Currently, the Board has six directors: four of whom are independent directors under the applicable NASDAQ Rules, one of whom is Executive Chairman (employee status), and one of whom is a current member of management.

o
Board Committees.  All of our Board committees consist entirely of independent directors as defined under the applicable NASDAQ Rules.

o
Chairman, CEO and Position Separation; Leadership Structure.  Our general policy is that there should be a separation of the offices of the Chairman of the Board and Chief Executive Officer. We currently have a different person serving in each such role. Christopher J. Ryan is our Executive Chairman and Charles D. Roberson is our Chief Executive Officer. In addition, Mr. John Kreft is our lead independent director. The decision whether to combine or separate these positions depends on what our Board deems to be in the long-term interest of stockholders in light of prevailing circumstances. Mr. Kreft had served as Chairman of the Board from June 2016 until January 31, 2020. Mr. Ryan served as CEO from November 2003 until January 31, 2020 and since February 1, 2020 serves as our Executive Chairman. Charles D. Roberson has served as our Chief Executive Officer since February 1, 2020. This arrangement has allowed our Chairman to lead the Board, while our Chief Executive Officer has focused primarily on managing the operations of the Company. The separation of duties provides strong leadership for the Board while allowing the Chief Executive Officer to be the leader of the Company, focusing on its customers, employees, and operations. Our Board believes the Company is well-served by this flexible leadership structure and that the combination or separation of these positions should continue to be considered on an ongoing basis.

o
Independent Advisors.  The Board and each committee have the power to hire independent legal, financial or other advisors at any time as they deem necessary and appropriate to fulfill their Board and committee responsibilities.

o
Directors Are Subject to our Code of Conduct.  Board members must act at all times in accordance with the requirements of our Code of Conduct. This obligation includes adherence to our policies with respect to conflicts of interest, ethical conduct in business dealings and respect for and compliance with applicable law. Any requested waiver of the requirements of the Code of Conduct with respect to any individual director or executive officer must be reported to, and is subject to the approval of, the Board, or the Audit Committee.

o
Board Engagement.  The Board has regularly scheduled presentations from our finance and major business operations personnel.

o
No Corporate Loans.  Our stock plans and practices prohibit us from making corporate loans to employees for the exercise of stock options or for any other purpose.

Risk Oversight

Management is responsible for the day-to-day management of risks for Lakeland, while our Board, as a whole and through its committees, is responsible for the oversight of risk management. The Board sets our overall risk management strategy and our risk appetite and ensures the implementation of our risk management framework. Specific committees of the Board are responsible for overseeing specific types of risk. Our Audit Committee periodically discusses risks as they relate to the Company’s financial statements, the evaluation of the effectiveness of internal control over financial reporting, compliance with legal and regulatory requirements including the Sarbanes-Oxley Act, and related party transactions, among other responsibilities set forth in the Audit Committee’s charter. Our Audit Committee also periodically may review our tax exposures and our internal processes to ensure compliance with applicable laws and regulations. Our Board monitors risks as they may be related to financing matters such as acquisitions and dispositions, our capital structure, credit facilities, equity issuances, and liquidity. Our Compensation Committee establishes our compensation policies and programs in such a manner that our executive officers are not incentivized to take on an inappropriate level of risk. Our Audit Committee Chairman reviews any employee reports regarding suspected violations of our Code of Conduct. Each of our committees of the Board regularly delivers reports to the members of the Board, in order to keep the Board informed about what transpires at committee meetings. In addition, if a particular risk is material or where otherwise appropriate, the full Board may assume oversight over such risk, even if the risk was initially overseen by a committee.

Code of Ethics

The Board adopted our Code of Ethics that applies to all officers, directors and employees. The Code of Ethics sets forth information and procedures for employees to report ethical or accounting concerns, misconduct or violations of the Code in a confidential manner. The Code of Ethics is available on our website at www.lakeland.com under the heading “Investor Relations-Financial Information & Policies-Code of Ethics.” Amendments to, and waivers from, the Code of Ethics will be disclosed at the same website address provided above and, in such filings, as may be required pursuant to applicable law or listing standards. We intend to satisfy the disclosure requirement under Item 5.05(c) of Form 8-K regarding certain amendments to, or waivers from a provision of our Code of Ethics by posting such information on our website at www.lakeland.com under the heading “Investor Relations-Financial Information & Policies-Code of Ethics.”

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee is an officer or employee of Lakeland, and none of our executive officers serves as a member of a compensation committee of any entity that has one or more executive officers serving as a member of our Compensation Committee.

DIRECTOR COMPENSATION

For the fiscal year ended January 31, 2020, non-employee directors each received $75,000 plus an additional annual fee of $10,000 for each of the Chairman of the Board and Chairman of the Audit Committee and $5,000 for each other committee chair position held. For the fiscal year ending January 31, 2021, non-employee directors are anticipated to receive the same cash compensation as described in the previous sentence, and Mr. Ryan will receive compensation of $185,000 for his services as Executive Chairman, including for several defined duties, and A. John Kreft will receive additional compensation of $10,000 for his services as lead independent director. In fiscal year 2020, two of the independent directors chose to receive a percentage of their compensation in company restricted stock rather than all cash compensation, while two of the independent directors chose to receive all cash compensation. Since the directors choosing to receive restricted stock in lieu of cash are giving up cash for shares subject to a vesting requirement, the amount of restricted shares awarded is valued at 133% of the cash amount based on the grant date stock price. Non-employee directors also were issued awards of performance-based restricted stock under our 2017 Equity Incentive Plan in an amount of up to 7,550 shares at maximum level for fiscal 2020, with a vesting period of three years. The actual number of shares that will vest at the end of a three-year performance period will be based on several defined performance and other factors over the entirety of the three-year period. Members of the Board of Directors are reimbursed for all travel-related expenses to and from meetings of the Board and committees. Directors who are also officers of the Company are not compensated for their duties as directors.

The following table sets forth compensation paid by the Company to non-employee directors during the fiscal year ended January 31, 2020. Disclosure relating to the compensation of Christopher J. Ryan and Charles D. Roberson can be found in the “Executive Officer Compensation” section below.

DIRECTOR COMPENSATION - FISCAL 2020

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compen-sation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compen-sation ($)	Total ($)

A. John Kreft	59,375	109,588(2)	--	--	--	--	168,963
Thomas McAteer	80,000	78,000(3)	--	--	--	--	158,000
James Jenkins	40,000	131,200(4)	--	--	--	--	171,200
Jeffrey Schlarbaum	75,000	78,000(5)	--	--	--	--	153,000

(1)
Represents the aggregate grant date fair value of restricted stock granted to the director during fiscal year ended January 31, 2020. The amounts in this column do not necessarily correspond to the actual value that will be realized by the director. The assumptions used to calculate the fair value are set forth in the footnotes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2020, as filed with the SEC. In respect of valuing performance-based restricted stock grants, we estimated that the maximum level of shares would vest over a three-year cycle pursuant to our 2017 Equity Incentive Plan based on the stock price at grant date ($10.33 per share), as reflected in the fair value above. The level of award (minimum, target, or maximum) and final vesting is based on the Company’s performance over the entirety of the three-year cycle including revenue growth, EBITDA margin and free cash flow. Certain of the shares are time based and are awarded at the end of the three-year cycle as long as the they continue as a director. As of January 31, 2020, stock awards or options (determined, where applicable, at maximum level) held by independent directors were: (i) Mr. Kreft held 18,864 restricted common shares, (ii), Mr. McAteer held 15,159 restricted common shares, (iii) Mr. Jenkins held 24,150 restricted common shares, and (iv) Mr. Schlarbaum held 11,135 restricted common shares, as of that date.
(2)
Mr. Kreft was paid a percentage of his fees in restricted common stock totaling $31,588, subject to two-year vesting, and received a performance-based restricted stock grant of up to 7,550 shares at maximum totaling $78,000.
(3) Mr. McAteer received a performance-based restricted stock grant of up to 7,550 shares at maximum totaling $78,000.
(4) Mr. Jenkins was paid a percentage of his fees in restricted common stock totaling $53,200, subject to two-year vesting, and received a performance-based restricted stock grant of up to 7,550 shares at maximum totaling $78,000.
(5) Mr. Schlarbaum received a performance-based restricted stock grant of up to 7,550 shares at maximum totaling $78,000.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF FRIEDMAN LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Friedman LLP (“Friedman”) as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending January 31, 2021 and has directed that management submit the selection of Friedman as our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. A representative of Friedman is expected to be available by phone at the Annual Meeting and will be available to respond to appropriate questions from our stockholders and will be given an opportunity to make a statement if he or she desires to do so.

Neither our Bylaws nor other governing documents or applicable law require stockholder ratification of the selection of Friedman as our independent registered public accounting firm. However, the Audit Committee seeks to have the selection of Friedman ratified as a matter of good corporate governance. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee may in its discretion direct the appointment of different independent registered public accountants at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Vote Required
The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Friedman. You may vote “for,” “against” or “abstain.” If you “abstain” from voting with respect to this proposal, your vote will have the same effect as a vote “against” this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee of the Board of Directors of Lakeland Industries, Inc., describing the Audit Committee’s responsibilities and practices, specifically with respect to matters involving Lakeland’s accounting, auditing, financial reporting and internal control functions. Among other things, the Audit Committee reviews and discusses with management and with Lakeland’s independent registered public accounting firm the results of Lakeland’s year-end audit, including the audit report and audited financial statements. The members of the Audit Committee of the Board are presenting this report for the fiscal year ended January 31, 2020.

The Audit Committee acts pursuant to a written charter. The Nominating and Governance Committee and the Board consider membership of the Audit Committee annually. The Audit Committee reviews and assesses the adequacy of its charter annually. The Audit Committee held four meetings during the fiscal year ended January 31, 2020.

All members of the Audit Committee are independent directors, qualified to serve on the Audit Committee pursuant to the applicable NASDAQ Rules. In accordance with its charter, the Audit Committee oversees accounting, financial reporting, internal control over financial reporting, financial practices and audit activities of Lakeland and its subsidiaries. The Audit Committee provides advice, counsel, and direction to management and the independent registered public accounting firm, based on the information it receives from them. The Audit Committee relies, without independent verification, on the information provided by Lakeland and on the representations made by management that the financial statements have been prepared with integrity and objectivity, on the representations of management, and the opinion of the independent registered public accounting firm that such financial statements have been prepared in conformity with accounting principles generally accepted in the United States, or GAAP.

In connection with its review of Lakeland’s audited financial statements for the fiscal year ended January 31, 2020, the Audit Committee reviewed and discussed the audited financial statements with management and discussed with Friedman, Lakeland’s independent registered public accounting firm, the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) standards and the SEC. The Audit Committee received the written disclosures and the letter from Friedman required by the applicable requirements of the PCAOB and discussed with Friedman its independence from Lakeland. The Audit Committee has also considered whether the provision of certain permitted non-audit services by Friedman is compatible with their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in Lakeland’s Annual Report on Form 10-K for its fiscal year ended January 31, 2020 for filing with the SEC.

During fiscal 2020, the Audit Committee met with management and Lakeland’s independent registered public accountants and received the results of the audit examination, evaluations of Lakeland’s internal controls and the overall quality of Lakeland’s financial organization and financial reporting. The Audit Committee also meets at least once each quarter with Lakeland’s independent registered public accountants and management to review Lakeland’s interim financial results before the publication of Lakeland’s quarterly earnings press releases. The Audit Committee believes that a candid, substantive and focused dialogue with the independent registered public accountants is fundamental to the committee’s responsibilities. To support this belief, the Audit Committee meets separately with the independent registered public accountants without the members of management present on at least an annual basis.

The Audit Committee has established procedures for the receipt, retention and treatment of complaints received by Lakeland regarding accounting, internal accounting controls, or auditing matters, including the confidential, anonymous submission by Lakeland employees, received through established procedures, of concerns regarding questionable accounting or auditing matters. We have established a confidential email and hotline for employees to report violations of Lakeland’s Code of Ethics or other company policies and to report any ethical concerns.

The information contained in this report shall not be deemed “soliciting material” to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Lakeland specifically incorporates it by reference into such filing.

The Audit Committee:
A. John Kreft, Chairman
James Jenkins
Jeffrey Schlarbaum

 INDEPENDENT AUDITOR FEE INFORMATION

The Audit Committee appointed Friedman LLP as the independent registered public accounting firm to audit the financial statements for the fiscal year ended January 31, 2020.

Fees billed for services by Friedman LLP during fiscal 2020 and 2019 are as follows:

	Friedman LLP	Friedman LLP
	Fiscal 2020	Fiscal 2019
Audit Fees	$665,000	$525,000
Audit-Related Fees	$-----	$-----
Tax Fees	$----	$----
All Other Fees	$-----	$-----
Total	$665,000	$525,000

Audit Fees
Includes fees billed for professional services rendered for audit of our annual financial statements in compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and review of financial statements included in our Forms 10-Q and other filings with the SEC.

Audit-Related Fees
Includes certain services that are reasonably related to the performance of the audit or review of Lakeland’s consolidated financial statements.

Tax Fees
Includes service for tax compliance, tax advice and tax planning.

All Other Fees
Includes fees billed for services not classified in any of the above categories.

Audit Committee Pre-Approval Policy
In accordance with applicable laws and regulations, the Audit Committee reviews and pre-approves any non-audit services to be performed by our independent registered public accounting firm to ensure that the work does not compromise their independence in performing their audit services. The Audit Committee generally also reviews and pre-approves all audits, audit related, tax and all other fees, as applicable. In some cases, pre-approval may be provided by the full committee for up to a year and relates to a particular category or group of services and is subject to a specific budget and SEC rules. In other cases, the chairman of the Audit Committee has the delegated authority from the committee to pre-approve additional services, and such pre-approvals are then communicated to the full Audit Committee at its next meeting.

PROPOSAL NO. 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by Section 14A of the Exchange Act, the Company is providing stockholders with an advisory (non-binding) vote on compensation programs for our named executive officers (sometimes referred to as “say on pay”). See “Executive Officer Compensation.” Accordingly, you may vote on the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the named executive officers, as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.

This non-binding advisory vote on executive compensation will be considered approved by the affirmative vote of a majority of the shares represented by proxy and entitled to vote on the matter. You may vote “for,” “against” or “abstain.” Although this vote is non-binding, the Board and the Compensation Committee, which is comprised of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL

EXECUTIVE OFFICERS

Our Executive Officers are appointed by our Board and serve at its discretion. Set forth below is information regarding our current Executive Officers:

NAME	POSITION	AGE
Charles D. Roberson (1)	CEO, President and Secretary	57
Allen E. Dillard	Chief Financial Officer	60
Daniel L. Edwards	Senior Vice President Sales North America	53

(1)
Mr. Roberson’s biography is included under the heading “Election of Directors.” Mr. Roberson became Chief Executive Officer, President and Secretary of the Company on February 1, 2020, replacing Christopher J. Ryan, who held those positions throughout the fiscal year ended January 31, 2020.

Allen E. Dillard has served as our Chief Financial Officer since August 2019.  Mr. Dillard was Chief Financial Officer of Digium, Inc., a provider of telecommunications solutions from September 2015 to August 2019.  Mr. Dillard served as Chief Executive Officer of Mobular Technologies, Inc., a technology solutions provider, from September 2003 to September 2015.  Mr. Dillard has also served as CFO/Treasurer for Nichols Research Corporation and Wolverine Tube, Inc. and was a senior manager at Ernst and Young.

Daniel L. Edwards has been our Senior Vice President Sales for North America since March 2017 after most recently serving as our Vice President of USA Sales since March 2013. Mr. Edwards has been employed by us in various capacities since joining Lakeland in 2005, including as our National Accounts Manager and Eastern Regional Sales Manager. Prior to joining our Company, Mr. Edwards was a Senior Market Manager at Precision Fabrics Group, Inc., where he began his career in 1990 and held various roles at that company in manufacturing, technical and quality management.

EXECUTIVE OFFICER COMPENSATION

The Company is both an accelerated filer and a smaller reporting company. For purposes of executive officer compensation, the Company is governed by the disclosure rules applicable to smaller reporting companies. Therefore, the following Executive Compensation Overview is not comparable to the “Compensation Discussion and Analysis” that is required of SEC reporting companies that are not smaller reporting companies.

EXECUTIVE COMPENSATION OVERVIEW

Compensation Committee. The Compensation Committee assists the Board in discharging its responsibilities relating to compensation of the Company’s executive officers and supervision of the Company’s stock plans and 401(k) Plans. The Compensation Committee reports to the Board and is responsible for:

●
Reviewing and recommending the Company’s goals and objectives relevant to executive officer compensation;
●
Evaluating the executive officers’ performance in light of these goals and objectives;
●
Approving the compensation for the Chief Executive Officer and other executive officers (after considering the recommendation of our Chief Executive Officer with respect to the form and amount of compensation for executive officers other than the Chief Executive Officer); and
●
Making recommendations to the Board regarding the management contracts of executive officers when they are proposed or renewed.

Compensation Philosophy and Objectives. The Company seeks to pay its executive officers’ total compensation that is competitive with other companies of comparable size and complexity. Generally, the types of compensation and benefits provided to the Chief Executive Officer and other executive officers are comparable to those provided to other executive officers of small cap, publicly traded and similarly sized companies in the industry in which the Company operates.

The compensation policies of the Company are designed to:

●
Increase stockholder value;
●
Increase the overall performance of the Company;
●
Attract, motivate and retain experienced and qualified executives; and
●
Incentivize the executive officers to achieve the highest level of Company financial performance.

While the Company seeks to maintain competitive compensation arrangements for its executives, it also strongly believes that the competitiveness of the compensation packages should be based on the total compensation achievable by the executive officers and that a portion of that compensation should be linked to the performance of the Company. Accordingly, the executive compensation packages provided to the Chief Executive Officer and the other executive officers are structured to include, among other things and in addition to base salary, bonus, benefits and equity incentives. A reasonable portion of the compensation packages for executive officers is in the form of restricted stock grants, which are intended to provide incentives to executive officers to achieve long-term growth in the earnings and price of the Company’s common stock and additional annual cash bonus opportunities based on such parameters as determined by the Compensation Committee. Overall compensation levels are set such that for executive officers to achieve a competitive compensation level, there must be growth in the market price of the Company’s common stock and growth in the Company’s financial performance parameters.

The Compensation Committee believes that executive officer compensation should seek to align the interests of executives with those of the Company’s stockholders, by seeking to reward long-term growth (not short-term) in the value of the Company’s common stock and to reward the achievement of financial goals by the Company. The current incentive components of restricted stock grants are based upon levels of revenues, Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) margins, free cash flow, as well as Board discretion and retention of employment, and annual cash bonuses for executive officers are based on such financial and operational parameters, as determined by the Compensation Committee in connection with the Company’s annual bonus program. This is intended to keep the executive team focused on the core goal of overall long-term corporate performance.

When setting or recommending compensation levels, the Compensation Committee considers the overall performance of the Company, the individual performance of each of the executive officers, and their individual contributions to and ability to influence the Company’s performance, and also seeks to encourage teamwork amongst the executives. The Compensation Committee believes that the level of total compensation, including base salary, bonus, restricted stock grants and benefits of executives should generally be maintained to compete with other public and private companies of comparable size and complexity. The Compensation Committee bases its determinations on a variety of factors, including the personal knowledge of market conditions that each member of the Compensation Committee has gained in his own experience managing businesses, salary surveys available to the Company, the knowledge of the Chief Executive Officer and other executives as to local market conditions, and information learned regarding the compensation levels at other small cap companies in the industrial apparel industry and other similarly sized businesses. The Compensation Committee periodically evaluates the types and levels of compensation paid by the Company to ensure that it is able to attract and retain qualified executive officers and that their compensation remains comparable to compensation paid to similarly situated executives in comparable companies.

The following describes in more specific terms the elements of compensation that implement the compensation philosophy and objectives described above, with specific reference to compensation earned by the named executive officers for the fiscal year ended January 31, 2020. “Named executive officers” refers to those executive officers named in the Summary Compensation Table that immediately follows this discussion.

Base Salaries. The base salary of each of our current named executive officers is fixed pursuant to the terms of their respective employment agreements with us and is determined by evaluating the responsibilities of the position, the experience and knowledge of the individual and the competitive marketplace at that time for executive talent, including a comparison to base salaries for comparable positions (considered in the context of the total compensation paid by such companies). Salaries are reviewed from time to time thereafter, generally in connection with the expiration of employment agreements or when other considerations warrant such review in the discretion of the Compensation Committee and the Board, considering the foregoing factors as well as the executive’s performance and the other factors considered in setting total compensation described above.

When salary adjustments are considered, they are made in the context of the total compensation for executive officers, consistent with the core principles discussed above. In each case, the participants involved in recommending and approving salary adjustments consider the performance of each executive officer, including consideration of new responsibilities and the previous year’s corporate performance. Individual performance evaluations take into account such factors as achievement of specific goals that are driven by the Company’s strategic plan and attainment of specific individual objectives. The factors impacting base salary levels are not assigned specific weights but are considered as a totality, against the backdrop of the Company’s overall compensation philosophy, and salary adjustments are determined in the discretion of the Compensation Committee and the Board.

Bonuses. The Company has historically made its annual bonuses eligible for executive officers based on corporate performance, as measured by reference to factors which the Compensation Committee believes reflect objective performance criteria over which management generally has the ability to exert some degree of control. With respect to the fiscal year ended January 31, 2020, the Compensation Committee and the Board of Directors jointly approved a bonus program pursuant to which the named executive officers, as well as other key employees, would earn bonuses based upon defined corporate performance goals and individual financial and operational parameters. Corporate performance goals include revenue growth, EBITDA margin, free cash flow and working capital.

Equity Awards/Restricted Stock Grants. A third component of executive officers’ compensation is grants of restricted shares of common stock issued pursuant to our stock plans then in effect; although the Compensation Committee may consider using other equity-based incentives in the future and in fact issued a stock option to Allen Dillard, the Company’s Chief Financial Officer, upon his commencement of employment in August 2019. The Compensation Committee grants restricted stock to the Company’s executives in order to align their interests with the interests of the stockholders. Restricted stock grants are considered by the Company to be an effective long-term incentive because the executives’ gains are linked to increases in stock value, which in turn provides stockholder gains. Restricted stock was granted to executive officers in accordance with the terms of our 2017 Equity Incentive Plan in each of fiscal 2019 and fiscal 2020. Such restricted stock grants vest at the end of a three-year performance period, based on the aggregate level of EBITDA for the fiscal 2019 grants, and based upon revenue growth (35%), EBITDA margin (25%), free cash flow (15%), retention (10%) and Board discretion (15%) with regard to the fiscal 2020 grants, subject to discretionary adjustment for non-recurring items, achieved by the Company over the entirety of this three-year period. At the end of the applicable performance period, the number of shares based on minimum, target, maximum or cap (cap only with respect to fiscal 2019 grants) levels achieved will vest. With respect to future restricted stock grants to executive officers, the Compensation Committee expects to set specific performance goals for vesting to be achieved.

Setting Executive Compensation. Base salaries and other compensation for the Chief Executive Officer and other executive officers are set by the Compensation Committee and reflect a number of elements including recommendations by our Chief Executive Officer as to the other executive officers based on evaluation of their performance and the other factors described above. The Compensation Committee works closely with the Chief Executive Officer in establishing compensation levels for the other executive officers. Until his retirement as Chief Executive Officer on February 1, 2020, Christopher J. Ryan and the individual executives had typically engaged in discussions regarding the executive’s salary, and Mr. Ryan reported on such discussions and made his own recommendations to the Compensation Committee. Such role has now been assumed by Charles D. Roberson, who became Chief Executive Officer on February 1, 2020. The Compensation Committee will separately discuss with Mr. Roberson any proposed adjustment to his own compensation. The Compensation Committee reports to the Board on all proposed changes in executive compensation after it has formed a view on appropriate adjustments and makes recommendations for consideration of the Board for executive officers other than the Chief Executive Officer. The Compensation Committee sets the compensation level for the Chief Executive Officer, and, with recommendations from the Board, for the other executive officers. Salary levels and other aspects of compensation for executive officers historically have been set forth in employment agreements.

The Compensation Committee is charged with the responsibility for approving the compensation package for the Chief Executive Officer. The Chief Executive Officer is not present during voting or deliberation on his performance or compensation.

Retirement Benefits. The Company does not provide any retirement benefits to its named executive officers, other than matching from time to time a portion of employee contributions to the Company’s 401(k) plan.

Employment Agreements. The Company has entered into employment agreements with its current named executive officers. These employment agreements are described in more detail under the caption “Narrative to Compensation Table” below.

Taxation and Accounting Matters. Section 162(m) of the Internal Revenue Code (the “Code”) may impose a limit on the amount of compensation the Company may deduct in any one year with respect to certain specified employees. Section 162(m) of the Code denies a federal income tax deduction for certain compensation in excess of $1.0 million per year paid to the chief executive officer, the chief financial officer and the three other most highly-paid executive officers of a publicly-traded corporation. We believe that Section 162(m) of the Code will not limit our tax deductions for executive compensation for fiscal year 2020. The Compensation Committee’s policy is to qualify compensation paid to our executive officers for deductibility for federal income tax purposes to the extent feasible. However, to retain highly skilled executives and remain competitive with other employers, the Compensation Committee has the right to authorize compensation that would not otherwise be deductible under Section 162(m) or otherwise.

SUMMARY COMPENSATION TABLE

The table below sets forth all salary, bonus and other compensation paid (or payable in respect of bonuses) to our principal executive officer and each of the two highest paid executive officers other than the principal executive officer (our “named executive officers”) for the fiscal years ended January 31, 2020 and 2019. As used in this Proxy Statement, FY refers to a fiscal year ended January 31. For example, FY20 refers to the fiscal year ended January 31, 2020.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards (1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All other Compensation ($)	Total ($)
Charles D. Roberson Chief Executive Officer, President and Secretary (2)	2020	285,577	55,000	198,000	--	--	68,347(3)	606,924
	2019	245,460	35,000	86,000	--	--	--	336,000
Allen E. Dillard Chief Financial Officer	2020	110,769	48,000	172,800	174,549 (4)	--	--	506,118
Christopher J. Ryan Executive Chairman(5)	2020	415,385	40,000	312,000	--	--	36,630 (6)	804,015
	2019	400,000	75,000	260,000	--	--	36,265 (6)	771,265

(1)
“Stock Awards” includes the value of restricted stock and stock options awarded based on the aggregate grant date fair value of the awards. At grant date, with respect to the restricted stock we had estimated that the maximum level of shares (for the fiscal 2019 grants) and target level of shares (for the fiscal 2020 grants) would vest over a three-year cycle pursuant to the 2017 Equity Incentive Plan based on the stock price at date of grant ($10.33 per share for fiscal 2020 and $13.95 per share for fiscal 2019), as reflected in the fair value above. The amounts in this column do not necessarily correspond to the actual value that will be realized by the named executive officer. The level of award (minimum, target, maximum or cap) and final vesting is based on the Company’s aggregate level of stated parameters over the entirety of the three-year cycle.
(2)
Mr. Roberson became Chief Executive Officer, President and Secretary on February 1, 2020. Prior to such time he was Chief Operating Officer of the Company.
(3)
Payments to Mr. Roberson for relocation expenses in FY20.
(4)
Represents a stock option grant of 24,900 shares.
(5)
Mr. Ryan became Executive Chairman on February 1, 2020. He retired as Chief Executive Officer, President and Secretary on January 31, 2020.
(6)
Represents $26,765 in life insurance premiums paid by the Company in FY20 and FY19, respectively, and a $9,865 and $9,500 per annum auto allowance in FY20 and FY19, respectively.

NARRATIVE TO SUMMARY COMPENSATION TABLE

We are party to employment agreements with our two named executive officers, a summary of the terms of which are set forth below.

Charles D. Roberson has served as our Chief Executive Officer, President and Secretary since February 1, 2020. Mr. Roberson served as Chief Operating Officer of the Company from July 2018 until January 31, 2020. Prior to such time, Mr. Roberson served as Senior Vice President of International Sales. In respect of FY19, Mr. Roberson was paid a salary which represents a portion of his $275,000 annual base salary for the time Mr. Roberson served as Chief Operating Officer plus a portion of his $215,000 annual base salary for the time Mr. Roberson served as Senior Vice President International Sales. Pursuant to the employment agreement entered into in January 2020 with respect to his position as Chief Executive Officer, which has a two-year term expiring on January 31, 2022, Mr. Roberson receives a base salary of $325,000. Pursuant to this agreement, Mr. Roberson is also eligible to participate, as determined in the discretion of the Compensation Committee, in the Company’s 2017 Equity Incentive Plan and any other restrictive stock, stock appreciation rights, stock option or other equity plans of the Company as may become effective; and based upon parameters set forth in the Company’s annual bonus program, if any, to receive an annual bonus of up to 20% of annual base salary. In respect of fiscal 2020, Mr. Roberson earned a performance and discretionary bonus of $55,000 and, in respect of fiscal 2019, earned a discretionary performance bonus of $35,000. The Company granted Mr. Roberson, under the 2017 Equity Incentive Plan during fiscal 2020, a performance-based award of up to 15,973 restricted shares, based on target performance level, subject to vesting in fiscal 2022, and granted during fiscal 2019 a performance-based award of up to 6,165 restricted shares, based on maximum performance level, subject to vesting in fiscal 2021. Mr. Roberson participates in the Company’s benefit plans and is entitled to the benefits available to all other senior executives, including health insurance coverage, and disability and life insurance. Pursuant to his employment agreement, Mr. Roberson is subject to non-competition and confidentiality restrictions which, in the case of non-competition, covers the term of his employment and for a period of one year thereafter. The potential payments to Mr. Roberson in connection with any termination are discussed below under “Potential Payments Upon Termination.”

Allen E. Dillard serves as Chief Financial Officer of the Company. Pursuant to the terms of his employment agreement with the Company, Mr. Dillard’s term of employment is for a period of 18 months which commenced on August 12, 2019 and will expire on February 11, 2021. Mr. Dillard was paid an annual base salary of $240,000 in FY20. Pursuant to his agreement, Mr. Dillard is also eligible to participate, as determined in the discretion of the Compensation Committee, in the Company’s 2017 Equity Incentive Plan and any other restrictive stock, stock appreciation rights, stock option or other equity plans of the Company as may become effective; and if determined in its sole discretion by the Compensation Committee, to receive an annual bonus in such amount, and based upon such parameters (if any), as determined by the Compensation Committee. Such annual bonus was up to 20% of base salary for fiscal 2020. In respect of fiscal 2020, Mr. Dillard earned a performance and discretionary bonus of $48,000. The Company granted Mr. Dillard, under the 2017 Equity Incentive Plan, during fiscal 2020 (a) a stock option to purchase 24,900 shares of common stock, exercisable at $11.17 per share, and vesting over a three year period, and (b) a performance-based award of up to 13,940 restricted shares, based on target performance level, subject to vesting in fiscal 2022. Mr. Dillard participates in the Company’s benefit plans and is entitled to the benefits available to other officers and employees, including pension plans, profit sharing plans, health insurance coverage, and disability insurance. Pursuant to his employment agreement, Mr. Dillard is subject to non-competition and confidentiality restrictions which, in the case of non-competition, covers the term of his employment and for a period of one year thereafter. The potential payments to Mr. Dillard in connection with any termination are discussed below under “Potential Payments Upon Termination.”

OUTSTANDING EQUITY AWARDS AT FISCAL 2020 YEAR-END

The following table sets forth information with respect to outstanding equity-based awards at January 31, 2020 for our named executive officers.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Un-exercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout of Unearned Shares, Units or Other Rights that have not Vested ($)(1)
Charles D. Roberson, CEO	-----	-----	-----	-----	-----	-----	-----	22,138	308,604
Allen E. Dillard, CFO	-----	-----	24,900 (2)	11.17	8/12/2030	-----	-----	13,940	194,324
Christopher J. Ryan, Executive Chairman	-----	-----	-----	-----	-----	-----	-----	43,807	610,670

(1)
The number of shares and their respective values in this chart reflect the total over the three-year performance period pursuant to the 2017 Equity Incentive Plan based on the stock price as at January 31, 2020 of $13.94. The level of award (minimum, target, maximum or cap) and final vesting is based on the Company’s levels of EBITDA in respect of the fiscal 2019 grants and on the levels of revenues, EBITDA, margins, free cash flow, as well as Board discretion and retention of employment, in respect of the fiscal 2020 grants. The award was based on the target level for the fiscal 2020 grants and the maximum level for the fiscal 2019 grants. Actual total number of shares vested may differ, and the awards are spread over the three-year vesting period of the plan, not just one, as implied by the chart.
(2)
The stock options are for a term of 10 years, exercisable at $11.17, and vest in three equal annual installments beginning August 12, 2020, subject to continued employment through the vesting date.

POTENTIAL PAYMENTS UPON TERMINATION

Charles D. Roberson
Pursuant to the terms of Mr. Roberson’s employment agreement, if Mr. Roberson’s employment is terminated “for cause” (as defined in the employment agreement), his employment agreement would terminate immediately and he would be paid his accrued and unpaid base salary through the date of termination, any annual bonus earned for the year prior to the year of termination but not yet paid and any other employee benefits generally paid by the Company up to the date of termination (collectively, the “CR Accrued Obligations”). In the event Mr. Roberson terminates his employment for “good reason” (as defined in the employment agreement) or he is terminated by the Company without cause, Mr. Roberson is entitled to be paid (a) the CR Accrued Obligations, (b) an additional twelve months of his then current base salary payable in equal monthly installments, and (c) a pro rata portion of any annual bonus earned for the year of termination through the date of termination, as determined in good faith by the Compensation Committee. In the event Mr. Roberson is terminated without cause or if he terminates for good reason within 24 months after a change in control (as defined in the employment agreement), the Company is obligated to pay him (a) the CR Accrued Obligations, (b) a lump sum amount equal to 24 months of base salary as in effect at termination or during the year immediately prior to the change in control, whichever is greater, and (c) two times a target bonus amount, if any, in effect at termination. In the event of Mr. Roberson’s death or disability (as defined in the employment agreement), Mr. Roberson or his beneficiary or estate is entitled to receive the CR Accrued Obligations and a pro-rata portion of his annual bonus, if any, for the year of termination through the date of termination. Mr. Roberson has the right to terminate his agreement at any time on 60 days written notice, in which event he will be entitled to the CR Accrued Obligations.

Allen E. Dillard
Pursuant to the terms of Mr. Dillard’s employment agreement, if Mr. Dillard’s employment is terminated “for cause” (as defined in the employment agreement), his employment agreement would terminate immediately and he would be paid his accrued and unpaid base salary through the date of termination, any annual bonus earned for the year prior to the year of termination but not yet paid and any other employee benefits generally paid by the Company up to the date of termination (collectively, the “AD Accrued Obligations”). In the event Mr. Dillard terminates his employment for “good reason” (as defined in the employment agreement) or he is terminated by the Company without cause, Mr. Dillard is entitled to be paid (a) the AD Accrued Obligations, (b) an additional twelve months of his then current base salary payable in equal monthly installments, and (c) a pro rata portion of any annual bonus earned for the year of termination through the date of termination, as determined in good faith by the Compensation Committee. In the event Mr. Dillard is terminated without cause or if he terminates for good reason within 18 months after a change in control (as defined in the employment agreement), the Company is obligated to pay his (a) the AD Accrued Obligations, (b) a lump sum amount equal to 24 months of base salary as in effect at termination or during the year immediately prior to the change in control, whichever is greater, and (c) two times a target bonus amount, if any, in effect at termination. In the event of Mr. Dillard’s death or disability (as defined in the employment agreement), Mr. Dillard or his beneficiary or estate is entitled to receive the AD Accrued Obligations and a pro-rata portion of his annual bonus, if any, for the year of termination through the date of termination. Mr. Dillard has the right to terminate his agreement at any time on 60 days written notice, in which event he will be entitled to the AD Accrued Obligations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following tables set forth certain information regarding the beneficial ownership of the Company’s outstanding common stock as of May 1, 2020, the record date, including shares as to which a right to acquire ownership within 60 days of the record date exists within the meaning of Rule 13d-3(d)(1) under the Exchange Act of 1934, by: (i) each of the named executive officers of the Company; (ii) each director and nominee for director of the Company; (iii) all directors and executive officers of the Company as a group and (iv) each person who is known by the Company to beneficially own more than 5% of the Common Stock.

Except as otherwise noted, the persons named in the table have sole voting and investment power with respect to their shares of Common Stock shown as beneficially owned by them and the address for each beneficial owner, unless otherwise noted, is c/o Lakeland Industries, Inc., 202 Pride Lane SW, Decatur, AL 35603.

Directors and Officers Name	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Christopher J. Ryan	263,250	3.3%
A. John Kreft	41,767(2)	*
Thomas McAteer	43,666(3)	*
James M. Jenkins	21,256(4)	*
Jeffrey Schlarbaum	-----	*
Charles D. Roberson	16,570	*
Allen E. Dillard	-----	*
Daniel L. Edwards	5,738	*
All officers and directors as a group (8 persons)	392,247(5)	4.9%
* Less than 1%

(1)
Table does not include performance-based restricted stock grants under the Company’s 2017 Equity Incentive Plan (performance vesting at end of three years, date of grants December 2019 and June 2018) at minimum, target, maximum or cap, as the number of restricted shares to be awarded is not determinable at the time of grant and the recipients do not have the right to vote or other elements of beneficial ownership until vesting.
(2)
Includes7,728 restricted shares issued pursuant to the 2017 Equity Incentive Plan, subject to a two-year vesting period from the date of grant.
(3)
Includes 4,024 restricted shares issued pursuant to the 2017 Equity Incentive Plan, subject to a two-year vesting period from the date of grant.
(4)
Represents 13,016 restricted shares issued pursuant to the 2017 Equity Incentive Plan, subject to a two-year vesting period from the date of grant.
(5)
Includes an aggregate of 24,768 restricted shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Name and Address of Certain Beneficial Owners	Amount and Nature of Beneficial Ownership	Percent of Class

Dimensional Fund Advisors LP 6300 Bee Cave Road, Bldg. #1 Austin, Texas 78746	604,651(7)	7.6%

Private Capital Management, LLC 8889 Pelican Bay Blvd, Suite 500 Naples, FL 34108	315,714(8)	4.0%
Renaissance Technologies LLC 800 Third Avenue New York, NY 10022	559,492(9)	7.0%
Wellington Trust Company, NA 280 Congress Street Boston, MA 02210	442,800(6)	5.6%

(6)
Based on the Schedule 13G filed with the Securities and Exchange Commission on March 10, 2020 by Wellington Trust Company, NA, National Association Multiple Trust Funds Trust, Micro Cap Equity Portfolio.
(7)
Information obtained from a Schedule 13G/A filed with the SEC on February 12, 2020 by Dimensional Fund Advisors LP. According to the Schedule 13G/A, Dimensional Fund Advisors LP, an investment adviser, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of Lakeland that are owned by the Funds and may be deemed to be the beneficial owner of the shares of Lakeland held by the Funds. However, all such securities are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.
(8)
Based on the Schedule 13G/A filed with the Securities and Exchange Commission on March 4, 2020 by Private Capital Management, LLC.
(9)
Based on the Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2020 by Renaissance Technologies LLC and its majority owner, Renaissance Technologies Holdings Corporation.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors, officers and beneficial owners of more than 10% of the Common Stock (“Reporting Persons”) to file with the SEC initial reports of ownership of the Company’s equity securities and to file subsequent reports when there are changes in such ownership. Based solely upon our review of the copies of all Forms 3, 4 and 5 and amendments to these forms that have been filed with the SEC, we believe that all Reporting Persons complied on a timely basis with all filing requirements applicable to them with respect to our fiscal year ended January 31, 2020, except that Allen E. Dillard filed a late Form 3.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

It is the Company’s policy that any material transaction involving our directors, executive officers and any other person that is a “related person” within the meaning of SEC regulations is required to be reported to our Chief Executive Officer. In addition, pursuant to NASDAQ Rule 5630(a), all related party transactions are required to be reported to the Audit Committee, which, with the assistance of legal counsel and such other advisors as it deems appropriate, is responsible for reviewing, approving or ratifying any such related party transaction. The Audit Committee shall approve only those related party transactions that it believes are in, or not inconsistent with, the best interests of the Company. A written policy to this effect has been adopted by our Board.

In addition, the Audit Committee generally conducts an annual review of all such transactions. In addition, every quarter, a report maintained by the Company’s accounting staff is reviewed and approved by the Chief Executive Officer and Chief Financial Officer.

There were no related party transactions entered into, for either fiscal year ended January 31, 2020 or January 31, 2019, and there are no currently proposed related party transactions.

STOCKHOLDER PROPOSALS-2021 ANNUAL MEETING

The submission deadline for stockholder proposals to be included in our proxy materials for the 2021 annual meeting of stockholders (the “2021 Annual Meeting”) pursuant to Rule 14a-8 of the Exchange Act is January 5, 2021. All proposals must be received by the Secretary at Lakeland Industries, Inc., 202 Pride Lane SW, Decatur, AL 35603 by the required deadline and must comply with all other applicable legal requirements in order to be considered for inclusion in the Company’s 2021 Annual Meeting proxy materials. Any such proposal should be submitted by certified mail, return receipt requested, or other means, including electronic means, that allow the stockholder to prove the date of delivery.

In addition, our Bylaws require that we be given advance notice of stockholder nominations for election to the Board and of other matters which stockholders wish to present for action at an annual meeting of stockholders. The required notice must be delivered to the Secretary of the Company at our principal offices not less than 90 days and not more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. These requirements are separate from and in addition to the SEC requirements that a stockholder must meet to have a stockholder proposal included in our proxy statement.

Pursuant to our Bylaws, if notice of any stockholder proposal is received prior to February 18, 2021 or after March 20, 2021, the notice will be considered untimely and we are not required to present such proposal at the 2021 Annual Meeting. If the Board chooses to present a proposal submitted prior to February 18, 2021 or after March 20, 2021 at the 2021 Annual Meeting, then the persons named in proxies solicited by the Board for the 2021 Annual Meeting may exercise discretionary voting power with respect to such proposal.

OTHER MATTERS

The Board knows of no matters other than those described above that have been submitted for consideration at this Annual Meeting. As to other matters, if any, that properly may come before the Annual Meeting, the Board intends that the proxy cards will be voted in respect thereof in accordance with the judgment of the person or persons named thereon.

QUESTIONS

For information about your record holding, call Computershare at (800) 368-5948. We also invite you to visit Lakeland’s Internet site at www.lakeland.com, under the heading “Investor Relations-View SEC Filings and Reports.” Internet site materials are for your general information and are not part of this proxy solicitation. If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

If you have questions or need more information about the Annual Meeting write to be address below. Any written notice of revocation, or later dated proxy card, should be delivered to Lakeland Industries, Inc., 202 Pride Lane SW, Decatur, AL 35603, Attn: Secretary.

Lakeland makes available, free of charge on its website, all of its filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. These filings are also available on the SEC’s website (www.sec.gov). To access these filings, go to our website (www.lakeland.com) and click on the heading “Investor Relations-View SEC Filings and Reports.” Copies of Lakeland’s Annual Report on Form 10-K for the fiscal year ended January 31, 2020, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to the Secretary, Lakeland Industries, Inc., 202 Pride Lane SW, Decatur, AL 35603.

By Order of the Board of Directors,

    Charles D. Roberson
    Secretary

May 4, 2020

LAKELAND INDUSTRIES, INC THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS – WENDNESDAY, JUNE 17, 2020 AT 10: 00 AM
CONTROL ID:
REQUEST ID:

The undersigned hereby appoints, Charles D. Roberson and Christopher J. Ryan, and each of them, as proxies, each with full power of substitution, to represent and to vote all the shares of common stock of Lakeland Industries, Inc. (the “Company”), which the undersigned would be entitled to vote, at the Company’s 2020 Annual Meeting of Stockholders to be held online at: https://www.issuerdirect.com/virtual-event/lake on June 17, 2020 and at any adjournments thereof, subject to the directions indicated on this Proxy Card.
In their discretion, the proxy is authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/LAKE
PHONE:	1-866-752-VOTE(8683)

ANNUAL MEETING OF THE STOCKHOLDERS OFLAKELAND INDUSTRIES, INC.		PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1		FOR	WITHHOLD
Election of Directors:
	Christopher J. Ryan	☐	☐
	A. John Kreff	☐	☐		CONTROL ID:
REQUEST ID:
Proposal 2		FOR	AGAINST	ABSTAIN
	Ratify the selection of Friedman LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2021	☐	☐	☐

Proposal 3		FOR	AGAINST	ABSTAIN
	Approve, on an advisory basis, compensation of our named executive officers	☐	☐	☐

Proposal 4		FOR	AGAINST	ABSTAIN
	Transact any other business as may properly come before the Annual Meeting of Stockholders or any adjournments, postponements or rescheduling of the Annual Meeting of Stockholders.	☐	☐	☐

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):
____________________________________________________________________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2020

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)